UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_________________________________________________________________

Date of Report (Date of earliest event reported):  November 3, 2010

Anaren, Inc.
(Exact name of registrant as specified in charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York		13057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (315) 432-8909

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Anaren, Inc. (the “Company”) was held on November 3, 2010 in Salem, New Hampshire.  At the Annual Meeting, the Company’s shareholders approved all of the items presented which included (i) the election of four (4) directors, all of whom were then serving as directors of the Company, for terms indicated below and until their successors are elected and qualified; and (ii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending June 30, 2011.

The following table reflects the tabulation of the votes with respect to each director who was elected at the Annual Meeting:

For term expiring at the Annual Meeting in 2013:	For	Against	Withhold	Broker Non-Votes
Patricia T. Civil	11,438,329		198,837	1,547,550
Matthew S. Robison	11,270,059		367,107	1,547,550
John L. Smucker	11,438,849		198,317	1,547,550
For term expiring at the Annual Meeting in 2011:
Louis J. DeSantis	11,438,211		198,955	1,547,550

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending June 30, 2011:

For	Against	Abstain	Broker Non-Votes
13,133,492	48,884	2,339	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: November 15, 2010
ANAREN, INC.

By:   /s/ Lawrence A. Sala
Name:    Lawrence A. Sala
Title:      President and Chief Executive Officer